SHARE EXCHANGE AGREEMENT

              THIS AGREEMENT made the 9th day of April, 2002

AMONG:
                    KYOMEDIX CORPORATION a
                    corporation duly formed under
                    the laws of the State of
                    Delaware. ("KYOMEDIX")

                              - and -

                    FIRST DELTAVISION INC. a
                    corporation duly formed under
                    the laws of the State of
                    Nevada. ("FIRST")

                              - and -

                    Atlantic Capital Partners Inc.and Health Sciences International Inc. (the
                    "Shareholders")

                           BACKGROUND

(1) FIRST desires to purchase from the KYOMEDIX Shareholders and the KYOMEDIX Shareholders desire to sell to FIRST all their shares in the capital of KYOMEDIX ("the KYOMEDIX Shares").

(2) FIRST and the KYOMEDIX Shareholders desire to effect the purchase and sale of the KYOMEDIX Shares pursuant to a share exchange in accordance with the terms and conditions of this Agreement.

FOR GOOD AND VALUABLE CONSIDERATION (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

                   ARTICLE I - INTERPRETATION

1.1 Definitions. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule 1.1 shall have the meanings set forth therein.

1.2 Entire Agreement. This Agreement, together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the Share Exchange and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

1.3 Extended Meanings. In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

1.4 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5 References. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph of or schedule or exhibit to this Agreement, unless the context otherwise requires.

1.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada and the laws of United States of America applicable therein, save and except for the conflict of laws rules which might refer the matters to the laws of a different jurisdiction.

1.7 Currency. Unless otherwise specified, the word "dollar" and "$" sign refer to US currency.

1.8 Schedules. The following is a list of schedules attached to and incorporated into this Agreement by reference and deemed to be a part of this
Agreement: "1.1" Definitions, "A" Promissory Note to David C. Merrell, "B" FIRST's Employee Stock Option Plan, "C" KYOMEDIX Employee Options, "D" KYOMEDIX's Financial Statements, and "E" FIRST's Financial Statements

                   ARTICLE II - SHARE EXCHANGE

2.1 Agreement to Purchase. Upon the terms and subject to the conditions contained in this Agreement, the KYOMEDIX Shareholders shall sell and FIRST
shall purchase, as of the 8th   of  April, 2002 and with effect from the
opening of business on the Closing Date, the KYOMEDIX Shares.

2.2 Share Exchange. The purchase and sale of the KYOMEDIX Shares shall be effected by the issue of up to 15,166,550 common shares, which are "restricted securities", of FIRST to the KYOMEDIX Shareholders, on a share-for-share basis (if all such KYOMEDIX Shares are tendered), pursuant to the exemption from registration and prospectus delivery requirements, as contained in Sections 3b and 4(2) of the US Securities Act of 1933 as amended, including the rules and regulations promulgated there under.

Name of KYOMEDIX                                   Shares of FIRST to be
Shareholder               KYOMEDIX Shares held     issued on Share Exchange

Atlantic Capital
Partners Inc.                 9,550,000                  9,550,000

Health Sciences
International Inc.
(in Trust)                    5,616,000                  5,616,000


2.3 Subject to the consent of the KYOMEDIX Shareholders who have been granted options under the KYOMEDIX Employee Stock Option Plan, such options shall be exchanged for like options of FIRST, on the Closing.

2.4 Prior to the Closing, FIRST shall have effected a dividend of four shares for one on each outstanding share, with a mandatory exchange of stock certificates required to receive the dividend; and David C. Merrell, FIRST's President, shall have delivered to FIRST for cancellation 186,648 shares of pre-dividend common stock of FIRST.

2.5 David C. Merrell shall indemnify and hold First and KYOMEDIX and the KYOMEDIX Shareholders harmless from and against any and all liabilities of any type or nature whatsoever of First existing immediately prior to Closing in consideration of the execution, delivery and payment of the Promissory Note in the amount of $250,000 that is part of the schedules to this Agreement and his cancellation of shares that are outlined in Section 2.4 hereof.

                          ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF MAJOR SHAREHOLDERS

3.1  Representations and Warranties of the Major Shareholders.   Each of the
Major Shareholders jointly and severally (except as the context otherwise requires) represents and warrants to FIRST as follows and acknowledges that FIRST is relying on these representations and warranties in connection with the completion of the Share Exchange and the transactions contemplated herein:

     (i) No S-8 Registration Statement. Without prior consent of the current members of the Board of Directors of FIRST, no registration statements on Form S-8 of the Securities and Exchange Commission will be filed on FIRST's behalf, following the Closing, for a period of 12 months, other than Employee Stock Option Plan
          (ESOP) as per Schedule "B", attached and stock to be issued for the services performed for a maximum of US$150,000.

    (ii) Limitation on Reverse Splits. Without the prior written consent of the current members of the Board of Directors of FIRST, no reverse split of the outstanding voting securities of FIRST shall be effected following the Closing for a period of 6 months. In the event of any reverse splits in violation of this Agreement and at the Closing, FIRST stockholders who still own shares of FIRST at that time will be issued such additional shares without further consideration so that such reverse split will have no effect on their FIRST stockholdings.

          (a) Capacity to Enter Agreement. Each of the Major Shareholders, represents and warrants that they have full power, right and authority to enter into this Agreement and to perform their obligations under it. KYOMEDIX has full corporate power and authority to enter into this Agreement and to perform its obligations under it.

          (b) Binding Obligation. Each of the Major Shareholders represents and warrants that it has duly executed and delivered this Agreement, and that KYOMEDIX has duly executed and delivered this Agreement and that it constitutes a legal, valid and binding obligation of each of them, except that:

               (i) enforceability may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally; and

               (ii) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of a court of competent jurisdiction.

          (c) Absence of Conflict. None of the Major Shareholders, nor KYOMEDIX is a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the KYOMEDIX Shares to be sold by any of them as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

          (d) Title to KYOMEDIX Shares. Each of the Major Shareholders represents and warrants that it is the legal and beneficial owners of those KYOMEDIX Shares registered in their name, with good and marketable title, free and clear of any Encumbrances.

          (e) No Bankruptcy. No proceedings have been taken or authorised by any Major Shareholder, KYOMEDIX or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up, as applicable, of any Major Shareholder or KYOMEDIX.

          (f)  No Option.  No Person, other than FIRST under this
               Agreement, has any agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase of any of the KYOMEDIX Shares owned by the Major Shareholders.

          (g) Due Incorporation. KYOMEDIX is a corporation duly incorporated and validly existing under the laws of State of Delaware.

          (i) Non-Violation. The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of KYOMEDIX, any by-laws, any court or administrative order or process, any agreement or instrument to which KYOMEDIX or any of the Major Shareholders is a party or by which any of them are bound.

          (j) Due Authorisation. The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorised by all necessary corporate action on the part of KYOMEDIX and Major Shareholders.

          (k) Approvals. Except for the approval of the parties hereto for the transactions contemplated herein, no governmental or regulatory authorisation, approval, order, consent or filing is required on the part of KYOMEDIX or any of the Major Shareholders, in connection with the execution, delivery and performance of this Agreement and the performance of their respective obligations under this Agreement.

          (l) Authorised and Issued Capital. The authorised capital of KYOMEDIX consists of 50,000,000 common shares, of which 15,166,000 common shares are currently issued and outstanding. Such common shares are duly and validly issued and outstanding as fully paid and non-assessable shares of KYOMEDIX. There is no option or other right of any kind in existence, authorised or agreed to which could result in any further shares or other securities of KYOMEDIX being allotted or issued or becoming outstanding, other than the employee options which are outlined in Schedule "C".

          (m) KYOMEDIX's Capacity and Power. KYOMEDIX has full corporate right, power and authority to own or lease its assets as now owned or leased and to carry on the KYOMEDIX Business.

          (n) Business. The only business carried on by KYOMEDIX is the KYOMEDIX Business.

          (o) No Guarantees etc. KYOMEDIX is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

          (p)  Tax Matters Regarding KYOMEDIX.

               (i) KYOMEDIX has made true and timely filings of all federal, state and local tax returns respecting taxes to which it is subject.

               (ii) Subject to an alternative final determination at the
                    instance of applicable taxing authorities, the tax liability of KYOMEDIX is as indicated in its tax returns and KYOMEDIX has made timely payment of the taxes (including interest and penalties thereon) shown in those returns and any subsequent assessments, reassessments or determinations thereof.

              (iii) Subject to an alternative final determination at the instance of applicable taxing authorities, KYOMEDIX has no liability, contingent or otherwise, for any taxes except for taxes not now due and payable with respect to ordinary operations of KYOMEDIX during the current fiscal period. KYOMEDIX will pay, in full, all instalments of taxes in respect of the current fiscal period. KYOMEDIX has adequate reserves for taxes payable for the current period for which tax returns are not yet required to be filed.

               (iv) KYOMEDIX has paid all applicable property and business taxes and has collected and remitted all sales, use or consumption taxes. KYOMEDIX has withheld and remitted, as required by law, all payments made to non-residents and applicable payroll taxes and deductions including without limitation local state and Federal tax filings, and any interest or penalties related thereto.

                (v) There are no agreements, waivers or other arrangements with any tax authority providing for an extension of time with respect to the filing of any return, election or designation by, or any payment of any amount by or governmental charge against KYOMEDIX with respect to the issuance of any assessment or reassessment of any tax.

          (q) Shareholders' Agreements etc. There are no shareholders' agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the KYOMEDIX Shares.

          (r) Litigation. There are no judgements, decrees, injunctions, rulings or orders of any court, Governmental Authority or arbitration, tribunal or any actions, suits, grievances or proceedings (whether or not on behalf of KYOMEDIX) and, after investigation and to the best of knowledge of the Major Shareholders and KYOMEDIX, pending or threatened or involving KYOMEDIX, or the KYOMEDIX Business which may materially adversely affect the KYOMEDIX Business or KYOMEDIX's assets.

          (s) Ownership of Assets. KYOMEDIX is the owner with a good and marketable title, free and clear of all liens, charges, encumbrances and any other rights of others, of all assets used in the conduct of the KYOMEDIX Business, other than operating leases of certain fixed assets.

          (t) Absence of Options etc. There is no agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from KYOMEDIX of its business or any of its assets other than in the usual and ordinary course of business.

          (u) Employee Claims. Except as accrued in the KYOMEDIX financial statements, no employee, consultant or agent has made or after investigation and to the best of the knowledge of the Major Shareholders and KYOMEDIX, has any basis for making any claim (whether under law, any employment or consulting agreement, or otherwise) on account of or for (1) overtime pay, other than overtime for the current payroll period, (2) wages or salary for any period other than the current payroll period, (3) vacation, time off, sick time or pay in lieu of any of the foregoing, other than that earned in respect of the current fiscal period, or (4) any violation of any statute, ordinance or regulation relating to minimum wages or the maximum hours of work.

          (v) Compliance with Laws. To the best of the knowledge of the Major Shareholders, KYOMEDIX is conducting its business in material compliance with all applicable rules and regulations of United States and of the State of Delaware and all municipalities thereof in which its business is carried on and is duly licensed, registered or qualified in the State of Delaware and all municipalities thereof in which KYOMEDIX carries on its business to enable its business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or may have a material adverse effect on the operation of its business or which may be affected by the completion of the transactions contemplated hereby.

          (w) KYOMEDIX Financial Statements. KYOMEDIX Financial Statements consisting of: (1) the Balance Sheet as at November 27, 2001 (audited) and; (2) the Statement of Changes in Financial Position for the three month ending November 27, 2001, (audited) attached hereto as "D"

               (A) have been prepared in accordance with generally accepted auditing standards applied on a basis consistent with those of preceding fiscal periods; and

               (B) present fully, fairly and correctly: (i) with respect to the KYOMEDIX Financial Statements referred to in
                    (1) and (2) above, the assets, liabilities (whether accrued, absolute contingent or otherwise) and financial condition of KYOMEDIX as at the date thereof; and (ii) with respect to all of the KYOMEDIX Financial Statements, the results of its operations and the changes in its financial position for the periods then ended.

                           ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF FIRST

4.1 Representations and Warranties of FIRST. FIRST hereby represents andwarrants to the KYOMEDIX Shareholders as follows and acknowledges that theKYOMEDIX Shareholders are relying on these representations and warranties inconnection with the Share Exchange and the transactions contemplated herein:

          (a) Due Incorporation. FIRST is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

          (b) Capacity to Enter Agreement. FIRST has full power, right and authority to enter into this Agreement and to perform the obligations under it.

          (c) Due Corporate Authorisation. The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorised by all necessary corporate action on the part of FIRST.

          (d) Binding Obligation. This Agreement has been duly executed and delivered by FIRST and constitutes a legal, valid and binding obligation of FIRST, except that:

               (i) enforceability may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally; and

               (ii) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of a court of competent jurisdiction.

          (e) Absence of Conflict. FIRST is not a party to, bound or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the FIRST Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

          (f) Approvals. Except for the approval of the parties hereto for the transactions contemplated herein, no governmental or regulatory authorisation, approval, order, consent or filing is required on the part of FIRST, in connection with the execution, delivery and performance of this Agreement and the performance of FIRST's obligations under this Agreement.

          (g) No Bankruptcy. No proceedings have been taken, are pending or authorised by FIRST or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of FIRST.

          (h) Authorised and Issued Capital. On the date of this Agreement, the authorised capital of FIRST consists of a 50,000,000 common shares, of which 335,500 are validly issued and outstanding as fully paid and non-assessable. Other than this Agreement, there is no option or other right of any kind in existence, authorised or agreed to which could result in any further shares or other securities of FIRST being allotted or issued or becoming outstanding. FIRST will cancel 186,648 of David Merrell's shares and complete a 4 for 1 forward split to be declared as a dividend to all shareholders of record as of April 4, 2002. The final number of issued shares of First will be 595,408 on closing.

          (i) No Subsidiaries. FIRST does not own any shares in or securities of any corporate body and is not a partner of any partnerships or a member of any joint ventures.

          (j) Public Company Status. FIRST is a reporting issuer pursuant to the Securities and Exchange Act of 1934, as amended.

          (k) FIRST Financial Statements. FIRST Financial Statements consisting of: (1) the Balance Sheets as at June 30, 2001, (audited) and; (2) the Statements of Operations and Deficit for period ending June 30, 2001, (audited); and (3) the Statements of Changes in the Financial Position for the period ending June 30, 2001 (audited), attached hereto as Schedule "E" have been prepared in accordance with generally accepted auditing standards applied on a basis consistent with those of preceding fiscal periods; and

               (A) present fully, fairly and correctly: (i) with respect to the FIRST Financial Statements referred to in (1),
                    (2) and (3) above, the assets, liabilities (whether accrued, absolute contingent or otherwise) and financial condition of FIRST as at the date thereof; and (ii) with respect to all of the FIRST
                    Financial Statements, the results of its operations and the changes in its financial position for the periods then ended.

          (l) Employees. No employee has made any claim or has any basis for any action or proceeding against FIRST arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or worker's compensation. No employee, consultant or agent has made or has any basis for making any claim (whether under law, any employment or consulting agreement, or otherwise) on account of or for (1) overtime pay, other than overtime for the current payroll period, (2) wages or salary for any period other than the current payroll period,
               (3) vacation, time off, sick time or pay in lieu of any of the foregoing, other than that earned in respect of the current fiscal period, or (4) any violation of any statute, ordinance or regulation relating to minimum wages or the maximum hours of work.

          (m) Litigation. There are no judgements, decrees, injunctions, rulings or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of FIRST) involving FIRST or its directors or to the knowledge of FIRST or its directors pending or threatened which may materially adversely affect FIRST's assets.

          (n)  Absence of Material Changes.

               (i) no changes have been made in the accounting methods, practices, or policies followed by FIRST;

               (ii) FIRST has not made or authorised any Capital
                    Expenditures;

              (iii) FIRST has not increased, incurred or guaranteed any
                    material debt, obligation, or liability (whether absolute or contingent and whether or not currently due and payable) other than current liabilities for trade or business obligations incurred in the ordinary course of business;

               (iv) there has been no damage, destruction or loss, or
                    other event, development or condition of any character (whether or not covered by insurance) which adversely affects, or, may adversely affect, the assets or prospects of FIRST;

                (v) FIRST has not paid any amount or dividend, declared
                    any dividend or otherwise made any distribution or other payment of any kind or nature whatsoever to any Person; and

               (vi) FIRST's business has been carried on in the ordinary
                    and customary course. FIRST has used its best efforts to preserve the goodwill associated with it and its assets, both tangible and intangible.

          (o) Compliance with Laws. FIRST is conducting its business in material compliance with all applicable laws, rules and regulations of the United States of America and of the State of Nevada and all municipalities thereof in which its business is carried on, is not in material breach of any such laws, rules or regulations and is duly licensed, registered or qualified in the State of Nevada and all municipalities thereof in which FIRST carries on its business to enable its business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or may have a material adverse effect on the operation of its business or which may be affected by the completion of the transactions contemplated hereby.

          (p) No Guarantees etc. FIRST is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

          (q)  Tax Matters Regarding FIRST.

               (i) FIRST has made true and timely filings of all federal, state and local tax returns respecting taxes to which it is subject.

               (ii) Subject to an alternative final determination at the
                    instance of applicable taxing authorities, the tax liability of Nevada is as indicated in its tax returns and FIRST has made timely payment of the taxes (including interest and penalties thereon) shown in those returns and any subsequent assessments, reassessments or determinations thereof.

              (iii) Subject to an alternative final determination at the instance of applicable taxing authorities, FIRST has no liability, contingent or otherwise, for any taxes except for taxes not now due and payable with respect to ordinary operations of FIRST during the current fiscal period. FIRST will pay, in full, all instalments of taxes in respect of the current fiscal period. FIRST has adequate reserves for taxes payable for the current period for which tax returns are not yet required to be filed.

               (iv) FIRST has paid all applicable property and business
                    taxes and has collected and remitted all sales, use or consumption taxes. FIRST has withheld and remitted, as required by law, all payments made to non-residents and applicable payroll taxes and deductions including without limitation local state and Federal tax filings, and any interest or penalties related thereto.

               (v) There are no agreements, waivers or other arrangements with any tax authority providing for an extension of time with respect to the filing of any return, election or designation by, or any payment of any amount by or governmental charge against FIRST with respect to the issuance of any assessment or reassessment of any tax.

          (r) Non-Violation. The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of FIRST, any by-laws, any court or administrative order or process, any agreement or instrument to which FIRST is a party or by which it is bound.

          (s) Benefits. FIRST does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalisation plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees.
          (s) Disclosure. The representations and warranties of FIRST in this Agreement are true, complete and correct in all material respects and do not contain any untrue or misleading statement of a material fact.

              ARTICLE V - NATURE AND SURVIVAL OF
                 REPRESENTATIONS AND WARRANTIES

5.1 All representations and warranties contained in this Agreement on the part of each of the Parties shall survive the Closing for a period of eighteen
(18)months from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness in or breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.

5.2 All statements contained in any certificate or other instrument delivered by or on behalf of any Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to have been made by such Party under this Agreement.

                      ARTICLE VI - COVENANTS

6.1 Conduct of KYOMEDIX Business Prior to Closing. During the Interim Period, KYOMEDIX and the Major Shareholders shall:

          (a) Conduct Business in Ordinary Course. Except as otherwise contemplated or permitted by this Agreement, conduct the KYOMEDIX Business diligently and prudently and shall not, without the prior written consent of FIRST, such consent not to be unreasonably withheld, enter into any contracts, agreements, commitments or leases, or undertake any activity (including the allotment or issuance of any further shares or securities of KYOMEDIX except in the ordinary course of the KYOMEDIX Business;

          (b) Continue Insurance. Continue in full force all existing insurance policies;

          (c) Comply with Laws. Comply with all laws applicable to KYOMEDIX and the KYOMEDIX Business;

          (d) Corporate Existence. Make all requisite filings to continue its existence.

          (e) Maintain Permits. Apply for, maintain in good standing and renew all Permits, licenses and registrations necessary to enable it to carry on the KYOMEDIX Business as now conducted; and

          (f) Distributions. Not pay any amount or dividend or otherwise make any distribution to its shareholders or any non-arm's length Person without the prior written consent of FIRST.

6.2 Conduct of FIRST Prior to Closing. During the Interim Period, FIRST shall:

          (a)  Comply with laws.  Comply with all laws applicable to FIRST;

          (b) Distributions. Not pay any amount or dividend or otherwise make any distribution to its shareholders or any non-arm's length Person without the prior written consent of KYOMEDIX,

          (c) Issuer Status and Corporate Existence. Make all requisite filings with the NASD Regulation and the Securities and Exchange Commission and maintain issuer status within the State of Nevada; and

          (d) Maintain Permits. Apply for, maintain in good standing and renew all Permits, licenses and registrations necessary to enable it to carry on its business as now conducted.

6.3 Access for Investigation. FIRST and KYOMEDIX shall permit the other's Authorised Representatives, until the Closing Date, to have reasonable access during normal business hours to their respective premises and their respective Records to enable confirmation of the accuracy of the Records and the matters represented and warranted in Articles III and IV.

6.4 Confidentiality. Until the Closing Date and, in the event of the termination of this Agreement without the completion of the transactions contemplated hereby, each of the Parties shall thereafter, use its best efforts to keep confidential and not use for its own purpose (other than as contemplated by this Agreement) any information obtained from the other Party with respect to the other Party's affairs. If this Agreement is terminated, all documents, working papers and other written material obtained by the Party from the other Party in connection with this Agreement and not previously made public (and all copies thereof) shall be returned to the other Party promptly after such termination.

The obligation of each of the Parties to keep confidential and not use any information shall not apply to information which:

     (i) becomes generally available to the public other than as a result of disclosure by the Party or its representatives in violation of this Agreement;

     (ii) was available to the Party on a non-confidential basis prior to its disclosure by that Party or its Authorised Representatives; or

    (iii) the Party is required by law to disclose.

6.5 Closing Documents. The Ancillary Agreements and the Conveyance Documents shall be executed and delivered by the Parties thereto at the Closing Time.

6.6 Corporate Proceedings. On or before the Closing Date, each Party (which is a corporation) shall provide to the other Parties certified copies of all necessary proceedings and resolutions, corporate or otherwise, and all other necessary actions, corporate or otherwise, authorising the execution and delivery of this Agreement and the matters contemplated in it.

6.7 Actions to Satisfy Closing Conditions. Each Party shall take all such actions as are within its power to control, and shall use reasonable commercial efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in this Agreement which are for the benefit of itself or any other Party.

                 ARTICLE VII - NEVADA BOARD OF DIRECTORS

7.1 On the Closing Date, the FIRST directors and executive officers will resign, in seriatim, appointing new directors as designated by the KYOMEDIX Shareholders who will elect new officers.

               ARTICLE VIII - CONDITIONS OF CLOSING

8.1 Conditions for FIRST's Benefit. FIRST shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:

          (a) Accuracy of Representations. The representations and warranties of the KYOMEDIX Shareholders set forth in Article III shall be true and correct in all material respects at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and FIRST shall have received a certificate from the KYOMEDIX Shareholders confirming the foregoing;

          (b) Performance of Obligations. KYOMEDIX and the KYOMEDIX Shareholders shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing and KYOMEDIX and the KYOMEDIX Shareholders shall not be in breach of any agreement on their part contained herein;

          (c) Deliveries. KYOMEDIX and the KYOMEDIX Shareholders shall have delivered or caused to be delivered to FIRST the Conveyance Documents, and shall deliver up to KYOMEDIX possession of not less than 90% of the KYOMEDIX Shares, free and clear of any Encumbrances;

          (d) Regulatory Approval. The Regulatory Approval shall have been obtained or given, as the case may be, on or before the Closing Time;

          (e) Completion of Investigations. The investigations and assessments contemplated in section 6.3 shall have been completed and Nevada shall be satisfied with the results of such investigations and assessments including, without limitation, the accuracy of the Records and matters represented and warranted in Article III. Regardless of the foregoing, any such investigation does not alter representation unless actual knowledge to the contrary is conveyed to FIRST prior to Closing;

          (f) Consents, Authorisations and Registrations. All consents, approvals, orders and authorisations of, from or notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date;

          (g) No Adverse Litigation. There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law;

          (h) Issuer Certificate. KYOMEDIX shall have delivered to FIRST a Certificate from the Secretary of State of the State of Nevada evidencing KYOMEDIX's good standing as a corporation incorporated in the State of Nevada;

          (i) No Loss. During the Interim Period, there has been no material damage to the assets of KYOMEDIX or the KYOMEDIX Business by fire or other peril, whether or not such damage is covered by insurance; and

          (j) No Material Changes. There shall have been no material adverse changes in the KYOMEDIX Business, assets or financial condition of KYOMEDIX during the Interim Period;

          If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, FIRST may terminate this Agreement by notice in writing to the other Parties in which event FIRST shall be released from all obligations under this Agreement and (unless Nevada can show that the condition relied upon could reasonably have been performed by the other Parties)the other Parties shall also be released from all obligations hereunder; provided, however, that FIRST shall be entitled to waive compliance with anyone or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

8.2 Conditions for the Benefit of the KYOMEDIX Shareholders. The KYOMEDIX Shareholders shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:

          (a) Accuracy of Representations. The representations and warranties of FIRST set forth in Article V shall be true and correct in all material respects at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement and the KYOMEDIX Shareholders shall have received a certificate from FIRST a confirming the foregoing;

          (b) Performance of Obligations. FIRST a shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing including, without limitation, the covenants contained in Section 6.2 hereof and FIRST shall not be in breach of any agreement on their part contained herein;

          (c) Deliveries. FIRST shall have delivered or caused to be delivered to KYOMEDIX Shareholders possession of the FIRST Shares, free and clear of any Encumbrances;

          (d) Shareholders Approval and Regulatory Approval. The Shareholder Approval and the Regulatory Approval shall have been obtained, completed or given, as the case may be, on or before the Closing Time;

          (e) Completion of Investigations. The investigations and assessments contemplated in section 6.3 shall have been completed and the KYOMEDIX Shareholders shall be satisfied with the results of such investigations and assessments including, without limitation, the accuracy of the Records and matters represented and warranted in Article IV. Regardless of the foregoing, any such investigation does not alter representation unless actual knowledge to the contrary is conveyed to KYOMEDIX prior to Closing;

          (f) No Loss. During the Interim Period, there has been no material damage to the assets of FIRST by fire or other peril, whether or not such damage is covered by insurance;

          (g) Consents, Authorisations and Registrations. All consents, approvals, orders and authorisations of, from or notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

          (h) No Adverse Litigation. There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

          (i) Issuer Certificate. FIRST shall have delivered to KYOMEDIX a Certificate from the Secretary of State of the State of Nevada evidencing FIRST's good standing as a corporation incorporated in the State of Nevada; and

          (j) No Material Changes. There shall have been, in the reasonable opinion of the KYOMEDIX Shareholders, no material adverse changes in the assets or financial condition of FIRST during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of FIRST that may, in the reasonable opinion of KYOMEDIX Shareholders involve material reduction, damage, risk to or destruction of the assets, whether or not the change is covered by insurance.

          If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the KYOMEDIX Shareholders may terminate this Agreement by notice in writing to FIRST in which event the KYOMEDIX Shareholders shall be released from all obligations under this Agreement and(unless the KYOMEDIX Shareholders can show that the condition relied upon could reasonably have been performed by FIRST) FIRST shall also be released from all obligations hereunder; provided, however, that the KYOMEDIX Shareholders shall be entitled to waive compliance with any one or more of such conditions in whole or in part if they shall see fit to do so, without prejudice to their rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

                             ARTICLE IX - INDEMNIFICATION

9.1  Mutual Indemnification's for Breaches of Warranty, etc.  Subject to
Section 9.2, FIRST hereby covenants and agrees with KYOMEDIX and the KYOMEDIX Shareholders and KYOMEDIX and the KYOMEDIX Shareholders hereby covenant and agree with FIRST (the parties covenanting and agreeing to indemnify another party under this Article 9.1 are hereinafter individually referred to as an "Indemnifying Party" and the parties that are being indemnified by another Party under this Article 9.1 are hereinafter individually referred to as an "Indemnified Party")to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any Ancillary Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any Ancillary Agreement. For greater certainty the parties hereto agree that they shall not in any event look to the Major Shareholders for indemnification, in whole or in part, in respect of any claims which may be made or brought against the Indemnified Party and or which it may suffer or incur as a result of or arising out of any non-fulfilment of any covenant or agreement hereunder or in any Ancillary Agreement or incorrectness in or breach of any representation and warranty contained in this Agreement or any Ancillary Agreement.

9.2 Limitation on Mutual Indemnification. The indemnification obligations of each of the Parties pursuant to section 9.1 shall be subject to the following:

          (a) the applicable limitation mentioned in Article V respecting the survival of the representations and warranties of the Parties;

          (b) the indemnity obligations under section 9.1 shall survive for a period of (18) eighteen months from the Closing Date; and

          (c) there shall be no limit as to amount in respect of breaches of the representations and warranties of the Parties other than as specifically limited by the provisions of this section; an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Claims sustained by that Indemnified Party exceeds a value of $20,000.

9.3 Procedure for Indemnification. The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnity an Indemnified Party pursuant to this Agreement:

          (a) upon receipt from a third party by the Indemnified Party of notice of a Claim or the Indemnified Party becoming aware of a Claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve the Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;

          (b) in the case of Claims arising from third parties, the Indemnifying Party shall have the right by notice to the Indemnified Party not later than 30 days after receipt of the notice described in paragraph (a) above to assume the control of the defence, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defence, compromise or settlement;

          (c) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claims at its sole expense, including employment of counsel and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defence; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for any expense, costs or other liabilities to which it may be or may become exposed by reason of such co-operation; and,

          (d) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (b) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.

                 ARTICLE X - CLOSING ARRANGEMENTS

10.1 Closing. The Closing shall take place at the offices of Bryan Cave LLP at 2020 Main St, Suite 600, Irvine, CA 92612 at the Closing Time on the Closing Date.

10.2 Closing Procedures.  At the Closing Time:

          (a) FIRST shall issue and deliver to the KYOMEDIX Shareholders possession of the shares of FIRST as set forth in section 2.2;

          (b) the KYOMEDIX Shareholders shall deliver up to FIRST the KYOMEDIX Shares; and

          (c) the Parties shall take or shall have taken, as the case may be, the other actions contemplated to be taken by them at or before the Closing contemplated in this Agreement, such as cancellation of the control block and change of the board of directors of FIRST.

10.3 No Broker. Each of the Parties represents and warrants to the other that all negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried on between them directly, without the intervention of any other party in such manner as to give rise to any valid claim against any of the Parties for a brokerage commission, finder's fee or other like payment.

10.4 Non-Waiver. No investigations made by or on behalf of Nevada and the KYOMEDIX Shareholders at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.

                       ARTICLE XI   GENERAL

11.1 Termination.

          (a) This Agreement may be terminated at any time prior to the Closing Date:

               (i)  by the mutual agreement of the Parties; or,

               (ii) by either Party if:

                    (a) the Share Exchange shall not have been completed by April 15, 2002 (or such other date, if any, as the Parties shall have agreed in writing), if the failure to complete such purchase and sale on or before such date is not caused by any breach of this Agreement by the Party electing to terminate; or,

                    (b)  the Share Exchange would violate any
                         non-appealable final order, decree or judgement of any court or governmental body having competent jurisdiction.

          (b) If this Agreement is terminated by a Party under subsection 11.1(a), such termination shall be without liability of any of the Parties to the other Parties, or to any of their shareholders, directors, officers, employees, agents, consultants or representatives provided that if such termination shall result from the wilful failure of the Party to fulfil a condition to the performance of the other Parties or to perform a covenant of this Agreement or from a wilful breach by the Party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.

11.2 Expenses. Except as otherwise specified herein, all costs and expenses(including the fees and disbursements of accountants and legal counsel)incurred in connection with this Agreement and completion of the transactions contemplated by this Agreement shall be paid by the Party incurring those expenses.

11.3 Time of Essence. Time shall be of the essence in all respects of this Agreement.

11.4 Notices. Any notice or other communication which is required or permitted to be given or made by one Party to the others hereunder shall be in writing and shall be either:

          (a)  personally delivered to such Parties; or

          (b)  sent by facsimile.

     Any notice shall be sent to the intended recipient at its address as follows:

     to FIRST at:        Mr. Leonard Burningham
                         Hermes Building
                         Suite 205, 455 East 5th South
                         Salt Lake City, Utah  84111-3323
                         Fax: (801)355-7126

     to KYOMEDIX at:     Mr. Randy Katz
                         Bryan Cave LLP
                         2020 Main St., Suite 600
                         Irvine, CA  92612
                         Fax: (949) 223-7100

or at such other address as any Party may from time to time advise the others by notice in writing. Any notice given by personal delivery shall be deemed to have been received on the date of delivery. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the next Business Day following the date of its transmission.

11.5 Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions, whether before or after the Closing.

11.6 Public Notice. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior written approval of the other Parties, such approval not to be unreasonably withheld.

11.7 Amendment and Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.8 Assignment. This Agreement and the rights or obligations hereunder or thereunder are not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10 Counterparts. This Agreement may be executed by the Parties in one or more counterparts, including by facsimile, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

11.11 Default. In the event of default the prevailing party shall be entitled to reasonable attorney's fees and related costs of court.

11.12 Waiver of Right to Contest Validity of Outstanding Stock of
KYOMEDIX. KYOMEDIX and KYOMEDIX shareholders agree not to challenge the validity or legality of any of FIRST's outstanding shares that are issued and outstanding immediately prior to the Closing of this Agreement, except to the extent that such issuance is inconsistent with representations set forth in
Section 4.1(h) hereof

          IN WITNESS WHEREOF this Agreement has been executed by the Parties each as of the day and year first before written.


          DATED as of the 9th day of April, 2002.

                              KYOMEDIX Corp.

                              Per:
                              Authorised Signing Officer


                              FIRST DELTAVISION INC.


                              Per: David M. Merrell
                              Authorised Signing Officer

MAJOR SHAREHOLDERS;

Atlantic Capital Partners Inc.           Health Sciences International

Per:_____________________________        Per:_________________________

                          SCHEDULE 1.1
                          DEFINITIONS


"Affiliate" and "Associate" means an "affiliate" and "associate", respectively, as those terms are defined in Chapter 86 of the Nevada Revised Statutes as amended on the date hereof.

"Agreement" means this Agreement and any instrument supplemental or ancillary to it.

"Ancillary Agreements" means all documents, agreements, certificates and instruments to be executed or delivered by any Person under this Agreement including the Conveyance Documents.

"Authorised Representatives" means employees, agents, counsel, accountants and other representatives.

"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the State of Nevada.

"Capital Expenditures" means expenditures which, in accordance with United States generally accepted accounting principles consistently applied, are chargeable to capital or fixed assets accounts and includes expenditures in connection with the acquisition by purchase, erection or construction of lands, fixed assets, plant, machinery and/or equipment, whether fixed or moveable.

"Claims" means claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

"Closing," means the completion of the Share Exchange pursuant to this Agreement.

"Closing Date" means such dates and times as the parties hereto may mutually agree, but in no event later than April 15, 2002.

"Closing Time" means 10:00 a.m. (Los Angeles Time) on the Closing Date or such other time on the Closing Date as may be agreed to by the Parties.

"Conveyance Documents" means all bills of sale, assignments, instruments of transfer, assurances, consents, and other documents as shall be necessary to effectively transfer to FIRST the KYOMEDIX Shares.

"Encumbrances" means any mortgage, charge, pledge, hypothec, lien, encumbrance, restriction, option, right of others or security interest of any kind.

"Governmental Authorities" means any applicable US, state and regional agency, ministry, department, inspector and official.

"Interim Period" means the period commencing on the date of this Agreement and ending immediately before the opening of business on the Closing Date.

"FIRST Financial Statements" means the financial statements of FIRST attached as Schedule "E"

"FIRST Records" means FIRST books, records, files including business and financial records, documentation and information, whether in writing or stored in any retrieval system or database.

"FIRST Shares" means the issued and outstanding common shares of FIRST.

"KYOMEDIX Business" means KYOMEDIX's business of research and development in the area of sound wave, radio wave, and sonic and acoustic technology for medical and industrial applications.

"KYOMEDIX " means KYOMEDIX Corp.

"KYOMEDIX Records" means KYOMEDIX's books, records, files, including business and financial records, documentation and information, whether in writing or stored in any retrieval system or database.

"KYOMEDIX Shares" means the issued and outstanding common shares of KYOMEDIX.

"Parties" means the parties to this Agreement and "Party" means any one of them.

"Permits" means authorisations, registrations, permits, approvals or licenses that can be issued or granted by Governmental Authorities.

"Person" means an individual, body corporate, partnership, trustee, trust, unincorporated association, executor, administrator or legal representative.

"Records" means the business and financial records of KYOMEDIX and business and financial records of FIRST.

"Regulatory Approval" means the approvals and consents of NASD Regulation and any other approvals or consents of Governmental Authorities that are required to complete the Share Exchange.

"Restricted Securities" means securities that fall under Rule 144 of the United States Securities and Exchange Commission.

"Share Exchange" has the meaning attributed to it in section 2.2.

"Shareholder Approval" means the concurrence by the shareholders of FIRST to approve any resolution required to complete the transaction contemplated herein.

                           SCHEDULE A

                        PROMISSORY NOTE

     The undersigned promises to pay to the order of David C. Merrell at 9005 Cobble Canyon Lane, Sandy, Utah 84093, or at such other place as the holder hereof may designate in writing, the sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000), payable in full in ninety days from the date hereof, without interest.

     Prepayment of this note with interest to date of payment may be made at any time without penalty. All amounts due under this note after such 90 day due date shall bear interest at the rate of 10% per annum.

     If the holder deems itself insecure or if default be made in payment of the whole or any part of any installment at the time when or the place where the same becomes due and payable as aforesaid, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of said election at once become due and payable. In event of any such default or acceleration, the undersigned, jointly and severally, agree to pay to the holder hereof reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

     Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived and the undersigned consent to the release of any security, or any part thereof, with or without substitution.

     This note shall be secured by 13,916,000 post-dividend shares of First Deltavision, Inc., a Nevada corporation ("First Deltavision"), 9,550,000 of which shall be issued to Atlantic Capital Partners Inc. pursuant to this Share Exchange Agreement (the "Agreement") between First Deltavision and Kyomedix Corporation, a Delaware corporation ("Kyomedix"); and 4,336,000 of the 5,616,000 post-dividend shares of First Deltavision to be issued to Health
Sciences International Inc. (in Trust) pursuant to that Agreement.   These
shares will be held in escrow pending payment of this note or foreclosure in the event of default by Leonard W. Burningham, Esq; provided, however, that the pledgors of these securities have reserved all voting rights attendant to the pledged securities, without qualification. The stock certificates to represent these shares shall be imprinted with a notation of the security interest granted herein, and the stock transfer records of First Deltavision shall also be duly noted in this respect.

     Any action on this note shall be brought in the courts of Salt Lake County, Utah, only, and the makers and pledgors submit to the jurisdiction of such courts for all purposes hereunder.

                                   FIRST DELTAVISION, INC.
                                   a Nevada corporation


Dated: April 9, 2002               By s/ Peter Stevens
                                   Peter Stevens,  President

                                   PLEDGORS:

                                   ATLANTIC CAPITAL PARTNERS, INC.


Dated: April 9, 2002               By/s/Kirby Smith

                                   Its _________________________________

                                   HEALTH SCIENCES INTERNATIONAL, INC.


Dated: April 9, 2002               By/s/Dieter Doederlein

                                   Its__________________________________

                          SCHEDULE "B"

                   EMPLOYEE STOCK OPTION PLAN

                         KYOMEDIX CORP.


This Schedule "B" contains the Employee Stock Option Plan for KYOMEDIX. filed or to be filed with the Securities and Exchange Commission on behalf of KYOMEDIX.

                         KyoMedix, Inc.

                         2002 Stock Plan

      1. Purpose. The purpose of this 2002 Stock Plan (the "Plan") is to advance the interests of KyoMedix, Inc., a Nevada corporation ("KyoMedix"), and its stockholders by offering to those employees and directors of KyoMedix and its subsidiaries who will be responsible for the long-term growth of KyoMedix's earnings the opportunity to acquire or increase their equity interests in KyoMedix, thereby achieving a greater commonality of interest between stockholders, employees and directors, enhancing KyoMedix's ability to retain and attract both highly qualified employees and directors and providing an additional incentive to such employees to achieve KyoMedix's long-term business plans and objectives.

    2. Award Opportunities. Awards (individually, an "Award"; collectively, the "Awards") under the Plan may be granted in the form of
    (a) incentive stock options to acquire shares of common stock, no par value per share of KyoMedix (the "Common Stock"), as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) nonqualified stock options to acquire Common Stock, (c) Common Stock that is restricted and must be purchased by the employee or director (the "Restricted Common Stock") and (d) stock appreciation rights ("SARs").

         Incentive and nonqualified stock options shall hereinafter be referred to individually as an "Option" and collectively as "Options" in the Plan.

    3.   Administration.

         (A) Committee. The Plan shall be administered by KyoMedix's Board of Directors (the "Board") or by a committee (the "Committee") of the Board authorized by the Board. The Committee shall consist of no less than three directors of KyoMedix who shall be appointed, from time to time, by the Board. At any time that KyoMedix has a class of equity securities registered under
         Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) only directors who, at the time of service, qualify as "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act shall be members of the Committee and
         (ii) all references in the Plan to the Board shall refer only to the Committee.

         (B) Authority. The Board, or the Committee, to the extent the Board has delegated such authority to the Committee, shall have full and final authority with respect to the Plan (i) to interpret all provisions of the Plan consistent with law; (ii) to determine the individuals who will receive Awards; (iii) to determine the frequency of grant of Awards; (iv) to determine the type of, the number of shares of Common Stock subject to, and the exercise period and price of each Option to be granted to each eligible individual; (v) to determine the number and the purchase price of shares of Restricted Common Stock to be granted to each individual; (vi) to prescribe the form and terms of instruments evidencing any Award granted under the Plan; (vii) to determine when SARs may be exercised or; (viii) to determine the term of the restricted period and other conditions applicable to Restricted Common Stock; (ix) to adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) to make all other determinations necessary or advisable for the administration of the Plan. The Board may, with the consent of the person who has been granted an Award under the Plan, amend the instrument regarding such Award consistent with the provisions of the Plan.

         (C) Indemnification. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith. The members of the Board and the Committee shall be indemnified by KyoMedix for any acts or omissions in connection with the Plan to the full extent permitted by Federal or Nevada laws.

    4. Eligibility. Participation in the Plan shall be determined by the Board and shall be limited to employees or non-employee advisors, consultants, and directors of KyoMedix and its subsidiaries (individually, a "Participant"; collectively, the "Participants").

    5.   Stock Subject to Plan.  Subject to adjustments as provided in
         Section 9(A) hereof, the aggregate amount of Common Stock as to which Awards may be granted under the Plan shall not exceed 3,750,000 shares and may be authorized but un-issued shares or treasury shares.

         The Board shall maintain records showing the cumulative number of shares of Common Stock underlying outstanding Options, the number of shares of Restricted Common Stock and the applicable restricted periods under the Plan, and the number of shares of Common Stock delivered in settlement of any other Award under the Plan.

         If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, if any shares of Common Stock to be issued pursuant to an Award are not issued for any reason, of if any shares of Restricted Common Stock granted under the Plan are forfeited to KyoMedix, then the shares of Common Stock underlying the unexercised portion of such expired or terminated Option and by the un-issued portion of such Award and the shares of forfeited Restricted Common Stock shall again become available for the purposes of the Plan. In addition, any shares of Common Stock that are used as full or partial payment by a Participant of the exercise price of an Option shall be available for Awards under the Plan as shall any shares of Common Stock that are withheld in payment of tax withholding obligations of a Participant (as provided in Section 9(E)).


    6.   Options.

         (A) Allotment of Shares. The Board may, in its sole discretion and subject to the provisions of the Plan, grant to Participants at such times as it deems appropriate following adoption of the Plan by the Board, Options to purchase Common Stock, subject to approval of the Plan by KyoMedix stockholders, but in no event may any Participant be granted an Option to purchase more than 1,000,000 shares of Common Stock.

              Options may be allotted to Participants in such amounts, subject to the limitations specified in this Section, as the Board, in its sole discretion, may from time to time determine. Notwithstanding the foregoing, a non-employee advisor, or director shall not be eligible to be granted an incentive stock option pursuant to the Plan, but shall be eligible to be granted any other form of Award available under the Plan.

         (B) Exercise Price. The price per share at which each non-qualified option granted under the Plan may be exercised shall not, as to any particular nonqualified option, be less than eighty-five percent (85%) nor more than one hundred percent (100%) of the fair market value of one share of Common Stock at the time such non-qualified option is granted; provided, however, that the exercise price for any share of Common Stock underlying any Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code shall be not less than one hundred percent (100%) of the fair market value of one share of Common Stock at the time such Option is granted. In the case of a Participant who owns Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of capital stock of KyoMedix or of its parent or its subsidiaries (as determined under Section 424(d) of the Code) at the time the incentive stock option is granted, such exercise price shall not be less than one hundred ten percent (110%) of the fair market value of one share of Common Stock at the time such Option is granted.

              If the Common Stock listed on a national securities exchange or the high and low selling prices thereof are reported on Nasdaq at the time an Option is granted, then the fair market value of one share of Common Stock shall be the average of the highest and lowest selling prices of the Common stock as reported by such exchange or as reported on Nasdaq on the date such Option is granted or, if there were no sales of Common Stock on said date, then on the next prior business day on which there were sales of Common Stock. If the Common Stock is traded other than on a national securities exchange or the high and low selling prices thereof are not reported on Nasdaq at the time an Option is granted, then the fair market value of one share of Common Stock shall be the average between the bid and asked price of a share of Common Stock on the date the Option is granted as reported on NASDAQ or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Board shall make a good faith determination of the fair market value of one share of Common Stock using any reasonable method of valuation. Unless another date is specified by the Board, the date on which the Board approves the granting of an Option shall be deemed the date on which the Option is granted.

         (C) Option Period. An Option granted under the Plan shall terminate, and the right of the Participant (or the Participant's estate, personal representative, or beneficiary) to exercise the Option shall expire, on the date determined by the Board at the time the Option is granted (the "Termination Date"). No incentive stock option shall be exercisable more than five (5) years after the date on which it was granted, and no nonqualified stock option shall be exercisable more than five (5) years and one (1) day after the date on which it was granted. In the case of a Participant who owns Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of KyoMedix's capital stock, no incentive stock option shall be exercisable more than five (5) years after the date on which it is granted.

         (D) Vesting Schedule; Termination. An Option granted under the Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of the Plan, it can no longer be exercised for the Common Stock originally subject to the Option.

              (1) Vesting Schedule. All Options granted hereunder shall be subject to the following vesting schedule: at the end of the first quarter following the first date of grant, 25% of the Options, authorized for that year shall vest and, at the end of each quarter, unless otherwise provided herein, be then exercisable. Options shall vest and, unless otherwise provided herein, be then exercisable. Notwithstanding the above, the Board or the Committee, as relevant, may modify or waive any such vesting schedule.

              (2) Termination for Any Reason Except Cause, Death, or Disability. If the Participant is Terminated for any reason, except cause (as the same is provided in the relevant Nevada Codes as to directors, or for malfeasance, theft, harassment, or breach of employment agreement or a term of the Company's employment manual as to employees or consultants), death, or disability, the Option, to the extent (and only to the extent) that it would have been exercisable by the Participant on the date of Termination, may be exercised by the Participant no later than ninety
              (90) days after the date of Termination, but in any event no later than the Expiration Date.

              (3) Termination For Cause. If the Participant is Terminated for cause, the Option, to the extent (and only to the extent) that it would have been exercisable by the Participant on the date of Termination, may be exercised by the Participant no later than ten (10) days after the date of Termination, but in any event no later than the Expiration Date.

              (4) Termination Because of Death or Disability. If the Participant is Terminated because of death or Disability of the Participant, the Option, to the extent that it is exercisable by the Participant on the date of Termination, may be exercised by the Participant (or the Participant's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

              (5) No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on the Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary, or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Participant's employment or other relationship at any time, with cause.

         (E)  Manner of Exercise and Payment.

              (1)  Exercise.

                   Each option granted under the Plan shall be deemed
              exercised to the extent that the Participant shall deliver to KyoMedix written notice of the number of full shares of Common Stock underlying the whole or that portion of the Option then being exercised. The Participant shall at the same time tender to KyoMedix payment in full for such shares, which payment may be in cash or, subject to Section 6(E)(2), in previously issued shares of Common Stock or partly in cash and partly in previously issued shares of Common Stock, and shall comply with such other reasonable requirements as the Board may establish, pursuant to Section 9(C). These provisions shall not preclude exercise of an Option, or payment of the exercise price thereunder, by any other proper legal method specifically approved by the Board.

                   Subject to relevant state law, no person, estate, or
              other entity shall have any of the rights of a stockholder with reference to Shares subject to an Option until a certificate representing the shares of Common Stock has been delivered.

                   An Option granted under the Plan may be exercised for
              any lesser number of whole Shares than the full amount for which it could then be exercised; provided, however, that the Board may require, in the agreement evidencing an Option, any partial exercise to be with respect to a specified minimum number of shares of Common Stock. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan for the remaining shares of Common Stock underlying the Option.

              (2)  Payment in Shares of Common Stock.

                   The value of shares of Common Stock delivered for
              payment of the exercise price of an Option shall be the fair market value of the Common Stock determined as provided in
              Section 6(B) on the date the Option is exercised. If certificates representing shares of Common Stock are used to pay all or part of the exercise price of an Option, separate certificates shall be delivered to KyoMedix representing the number of shares of Common Stock so used, and an additional certificate or certificates shall be delivered to the Participant representing the additional shares of Common Stock to which the Participant is entitled as a result of exercise of the Option. Notwithstanding the foregoing and the provisions of Section 6(E)(1), the Board, in its sole discretion, may refuse to accept shares of Common Stock delivered for payment of the exercise price, in which event any certificates representing such shares of Common Stock that were actually received by KyoMedix with the written notice of exercise shall be returned to the exercising Participant, together with notice by KyoMedix of the refusal of KyoMedix to accept such shares of Common Stock as partial or full payment of the exercise price.

                   In the event Shares are delivered for payment of the
              exercise price of such Option as herein provided, then, at the discretion of the Board, the Participant may be granted an Option to purchase that quantity of Common Stock equal to the quantity of Common Stock delivered in partial or full payment of the exercise price, with an exercise price equal to the current fair market value of such Common Stock, and with a term of such Option extending to the expiration date of the Option for which partial or full payment of the exercise price thereof was accomplished by delivery of previously issued shares of Common Stock.

              (3)  Loans.

                   KyoMedix may make loans to Participants or their
              respective lawful successors as the Board, in its discretion, may determine (including a grantee who is a director or officer of KyoMedix) in connection with the exercise of Options granted under the Plan; provided, however, that the Board shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a "modification" (as defined in Section 424 of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board shall determine at the time the loan is made as are not inconsistent with the Plan. Such loans shall bear interest at such rates as the Board shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares of Common Stock underlying the Option, or portion thereof, exercised by the Participant. No loan shall have an initial term exceeding five (5) years, but any such loan may be renewable at the discretion of the Board. At the time a loan is made, Common stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the Holder to KyoMedix as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations, and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

              (4)  Award of Cash or Shares of Common Stock in Lieu of
              Exercise.

                   The Board may elect, in lieu of accepting payment of
              the exercise price of an Option and delivering any or all shares of Common Stock as to which an Option has been exercised, to pay the Participant an amount in cash or shares of Common Stock, or a combination of cash and shares of Common Stock, equal to the amount by which the fair market value (determined as provided in Section 6(B)) on the date of exercise of the Option the exercise price that would otherwise be payable by the Participant for such shares of Common Stock. Subject to any then-current agreements with any third parties, the Board may also permit a Participant simultaneously to exercise an Option and sell the shares of Common Stock acquired upon exercise, pursuant to a brokerage arrangement, approved in advance by the Board, and use the proceeds from such a sale as payment of the exercise price of such Option.

              (5)  Persons Subject to Section 16 of the Exchange Act.

                   Participants who are subject to Section 16 of the
              Exchange Act are hereby advised that reliance on Rule 16b-3 may require that any equity security of KyoMedix acquired upon exercise of an Option by such person be held at least until the date six months after the date of grant of the Option.

         (F) Limitations on Exercise. In the case of Options intended to be incentive stock options, the aggregate fair market value, determined as of the date of grant, of the shares of Common Stock underlying such Options that are exercisable for the first time by a Participant shall be limited to $500,000 per calendar year.

              Nonqualified stock options may be exercised by a Participant without regard to the foregoing limitation, but subject to the requirement of Section 6(D).

    7.   Stock Appreciation Rights.

         (A) Granting of Stock Appreciation Rights. The Board may, in its sole discretion and subject to the provisions of the Plan, grant to eligible employees or non-employee advisors, consultants, or directors at such times as it deems appropriate following adoption of the Plan by the Board, SARs, subject to approval of the Plan by KyoMedix Stockholders.

         (B)  Stock Appreciation Rights.  An SAR is a right to receive the
         following amount of appreciation   an amount equal to (or if the
         Board shall determine at the time of grant, less than) the excess of the fair market value of one share of Common Stock on the exercise date over the fair market value of one share of Common Stock on the date of grant of the SAR, or such other price as set by the Board, multiplied by the number of shares of Common Stock with respect to which the SAR shall have been exercised.

         (C) Terms of Grants. An SAR may be granted in tandem with, in addition to, or completely independent of an Option or any other Award under the Plan.

         (D) Manner of Exercise. An SAR may be exercised by a Participant in accordance with procedures established by the Board, and an SAR shall be exercisable as provided by the Board on the date of grant. The Board may also provide that an SAR shall be automatically exercised on one or more specified dates. Notwithstanding the foregoing, all SARs shall be automatically exercised as of the end of the month in which the Participant's employment terminates or services as a non-employee advisor, consultant, or a director cease due to death, permanent, and total disability or retirement.

         (E) Form of Payment. Payment upon exercise of an SAR may be made in cash or in shares of Common Stock, or any combination thereof, as the Board shall determine.

         (F) Persons Subject to Section 16 of the Exchange Act. Participants who are subject to Section 16 of the Exchange Act are hereby advised that, unless the date of exercise of an SAR is automatic or fixed in advance under the Plan and is outside the control of the Participant, reliance on Rule 16b-3 with respect to cash settlements of SARs requires that (1) KyoMedix on a regular basis publicly releases for publication quarterly and annual summary statements of sales and earnings and (2) exercises of SARs resulting in full or partial cash settlements must occur only during the period beginning with the third business day and ending on the twelfth (12th) business day following release of such information.

    8.   Restricted Common Stock.

         (A) Granting of Restricted Common Stock. The Board may, in its sole discretion and subject to the provisions of the Plan, grant to eligible employees or non-employee advisors, consultants, or directors at such times as it deems appropriate following adoption of the Plan by the Board, the right to purchase shares of Restricted Common Stock, subject to approval of the Plan by KyoMedix stockholders.

         (B) Price of Restricted Common Stock. The price at which Restricted Common Stock may be purchased by a Participant under the Plan shall be determined by the Board and shall not be less than fair market value on the date of grant. If the Board determines that the price per Share shall be the fair market value of a Share, fair market value shall be determined as provided in
         Section 6(B) hereof. The purchase price per share of Restricted Common Stock as to any particular Restricted Common Stock grant shall also be known as the "Initial Price Per Share."

         (C) Terms of Restricted Common Stock. At the time of a Restricted Common Stock grant, the Board shall establish a period of time (the "Restricted Period") applicable to the Restricted Common Stock, which shall not be more than ten (10) years from the date of grant. Each grant of Restricted Common Stock may have a different Restricted Period. The Board may in its sole discretion, at the time of the grant of Restricted Common Stock is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse of termination of restrictions upon the satisfaction of other conditions with respect to all or any portion of the Restricted Common Stock. The Board may also, in its sole discretion, at any time shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the shares of Restricted Common Stock.

              Unless another date is specified, the date on which the Board approves the grant of Restricted Common Stock shall be deemed the date on which the Restricted Common Stock is granted.

              In order for Participant to exercise his right to purchase shares of Restricted Common Stock under a grant (unless that payment date is further extended by the Board), within thirty (30) days after the date of grant, such Participant shall execute, retroactive to the date of such grant, an agreement reflecting the number of shares the Participant is purchasing and the conditions imposed upon the purchase of such shares as determined by the Board.

              As payment for the purchase price of the Restricted Common Stock, the Participant may tender to KyoMedix payment in cash, in previously issued shares of Common Stock (taken at their fair market value on the date the Restricted Common Stock is granted determined as provided in Section 6(B)) or partly in cash and partly in previously issued shares of Common Stock and shall comply with such other reasonable requirements as the Board may establish, pursuant to this Section 8(C). Notwithstanding the foregoing, the Board, in its sole discretion, may refuse to accept shares of Common Stock in payment of the purchase price, in which event any certificates representing such shares of Common Stock that were actually received by KyoMedix as attempted payment for the Restricted Common Stock shall be returned to the Participant, together with notice by KyoMedix of the refusal of KyoMedix to accept such shares of Common Stock as partial or full payment for the Restricted Common Stock.

              A stock certificate representing the number of shares of Restricted Common Stock granted to and purchased by a Participant shall be registered in the Participant's name but shall be held in custody by KyoMedix for the Participant's account. The Participant shall have the rights and privileges of a stockholder as to such shares of Restricted Common Stock, including the right to vote such shares, except that (i) the Participant shall not be entitled to delivery of such certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, (ii) none of the Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Board, and (iii) all of the Restricted Common Stock shall be forfeited and all rights of the Participant to such Restricted Common Stock shall terminate without further obligation on the part of KyoMedix (except for the obligation of KyoMedix to purchase the Restricted Common Stock from the Participant at the Initial Price Per Share) in the event the Participant has not remained in the continuous employment of KyoMedix or a subsidiary or in continuous service as a non-employee advisor, consultant, or a director until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board applicable to such Restricted Common Stock. The Board shall decide in each case to what extent leaves of absence for government or military service, illness, temporary disability or other reasons shall not, for this purpose, be deemed interruption of continuous employment or service as a non-employee advisor, consultant, or director. If the Participant's continuous employment or service as a non-employee advisor, consultant, or director should be terminated or cease because of death, permanent, and total disability or retirement, the provisions contained in Section 8(D) shall apply.

              At the discretion of the Board, cash and stock dividends may be either currently paid or withheld by KyoMedix for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board.

              Each certificate evidencing shares of Restricted Common Stock shall be inscribed with a legend substantially as follows:

              "The shares of common stock of KyoMedix, Inc., evidenced by this certificate are subject to the terms and restrictions of the KyoMedix, Inc., 2002 Stock Plan. Such shares are subject to forfeiture or cancellation under the terms of said Plan and shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from KyoMedix, Inc., upon request."

              Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board or at such earlier time as provided for in Section 9(D), the restrictions applicable to the shares of Restricted Common Stock shall lapse and a stock certificate for the number of shares of Restricted Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. KyoMedix shall not be required to deliver any fractional shares but will pay, in lieu thereof, the fair market value (determined in accordance with Section 6(B) as of the date the restrictions lapse) of such fractional shares to the Participant.

         (D) Termination of Employment. All rights to the shares of Restricted Common Stock shall be forfeited if the Participant terminates employment with KyoMedix and its subsidiaries or ceases to serve on the Board for any reason except for death, permanent and total disability or retirement prior to the expiration of the restrictions on such Shares and such forfeited shares shall be purchased by KyoMedix at the Initial Price Per Share within a reasonable time period established by the Board. Any attempt to dispose of any such shares in contravention of the foregoing restrictions shall be null and void and without effect.

              If a Participant who has been in the continuous employ of KyoMedix or a subsidiary since the date on which the Restricted Common Stock was granted dies, becomes permanently and totally disabled, or retires while in such employment and prior to the lapse of the restrictions on the Restricted Common Stock, all such restrictions shall lapse and cease to be effective as of the end of the month in which the Participant's employment terminates due to death, permanent and total disability, or retirement.

         (E) Persons Subject to Section 16 of the Exchange Act. Participants who are subject to Section 16 of the Exchange Act are hereby advised that reliance on Rule 16b-3 may require that any equity security of KyoMedix acquired upon exercise of Restricted Common Stock by such person be held at least until the date six months after the date of grant of the Restricted Common Stock.

    9.   Other Provisions.

         (A) Adjustment of Shares. In the event that the outstanding Shares are changed into or exchanged for a different number or kind of shares of KyoMedix or other securities of KyoMedix by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of Shares, or issuance or exorcise of warrants or rights, the Board shall make an appropriate and equitable adjustment in the number and kind of Common Stock subject to outstanding Awards, or portions thereof then unexercised, and the number and kind of Common Stock subject to the Plan to the end that after such event the Common Stock subject to the Plan and the Participant's right to a proportionate interest in KyoMedix shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Award shall be made without change in the total price applicable to the Award or the unexercised portion of any Award (except for any change in the total price resulting from rounding off quantities or prices of Common Stock) and with any necessary corresponding adjustment in exercise price. Any such adjustment made by the Board shall be final and binding upon all Participants, KyoMedix and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. The Board, in its sole discretion may at any time make or provide for such adjustments to the Plan or any Award granted thereunder as it shall deem appropriate to prevent the reduction or enlargement of rights, including adjustments in the event of changes in the outstanding common stock by reason of mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations, issuance, or exercise of warrants or rights and the like in which KyoMedix is not the sole surviving successor to the assets or business of KyoMedix immediately prior thereto. In the event of any offer to stockholders of KyoMedix generally relating to the acquisition of their shares of Common Stock, the Board may make such adjustments as it deems equitable in respect of outstanding Awards. Any such determination of the Board shall be conclusive.

         (B) Non-Transferability. No Award granted to a Participant under the Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code; provided that transfer pursuant to a qualified domestic relations order shall not be permitted with respect to incentive stock options or in circumstances where such transfer would cause a lapse of restriction for purposes of Section 83 of the Code. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment, or similar process, any Award other than as permitted in the preceding sentence shall give no right to the purported transferee.

         (C) Compliance with Law and Approval of Regulatory Bodies. No Option shall be exercisable and no Shares shall be delivered in settlement of any Award and no unrestricted Common Stock shall be issued for Restricted Common Stock under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with the rules of all domestic stock exchanges on which KyoMedix's shares may be listed. Any certificate issued to evidence shares of Common Stock for which an Award is exercised or with respect to which Restricted Common Stock restrictions lapse, shall bear such legends and statements as the Board deems advisable in order to assure compliance with Federal and state laws and regulations. No Award shall be exercisable and no Common Stock shall be delivered and no Restricted Common Stock shall be issued under the Plan until KyoMedix has obtained consent or approval from such regulatory bodies, Federal or state, having jurisdiction over such matters as the Board may deem advisable.

              In the case of the exercise of an Award by a person or estate acquiring the right to exercise such Award by bequest or inheritance or in the case of a person or estate acquiring by bequest or inheritance the right to receive Restricted Common Stock because of the lapse of the restrictions, the Board may require reasonable evidence as to the ownership of the Award, may require such consents and releases of taxing authorities as it may deem advisable.

         (D) No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any Participant under the Plan any right to continue in the employ of KyoMedix or a subsidiary or shall in any way affect the right and power of KyoMedix or a subsidiary to terminate the employment of any Participant under the Plan at any time with or without assigning a reason therefor.

         (E) Tax Withholding. The Board shall have the right to deduct from any settlement of an Award, including without limitation the delivery or vesting of Common Stock, made under the Plan any Federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take any such other action as may be necessary in the opinion of the Board to satisfy all obligations for payment of such taxes. If Common Stock that would otherwise be delivered in settlement of the Award are used to satisfy tax withholding, such Common Stock shall be valued based on their Fair Market Value determined in accordance with section 6(B) when the tax withholding is required to be made. Participants who are subject to Section 16 of the Exchange Act are hereby advised that pursuant to Rule 16b-3 thereunder the use of shares to satisfy tax withholding will be treated as the exercise of a Stock Appreciation Right.

         (F) Amendment and Termination. The Board may at any time suspend, amend, or terminate the Plan, and, without limiting the foregoing, the Board shall have the express authority to amend the Plan from time to time, with or without approval by the stockholders, in the manner and to the extent that the Board believes is necessary or appropriate in order to cause the Plan to conform to provisions of Rule 16b-3 under the Exchange Act and any other rules under Section 16 of the Exchange Act, as any of such rules may be amended, supplemented, or superseded from time to time. Except for adjustments made in accordance with Section 9(A), the Board may not, without the consent of the grantee of the Award, alter or impair any Award previously granted under the Plan. No Award may be granted during any suspension of the Plan or after termination thereof.

              In addition to Board approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to Participants; (ii) increase the number of shares of Common Stock deliverable under the Plan (other than in accordance with the provisions of Section 9(A); or (iii) materially modify the requirements as to eligibility for participation in the Plan, then such amendment shall be approved by the holders of a majority of KyoMedix's outstanding capital stock represented and entitled to vote at a meeting held for the purpose of approving such amendment to the extent required by Rule 16b-3 of the Exchange Act.

         (H) Effective Date of the Plan. The Plan was adopted by the Board and the stockholders holding a majority of KyoMedix's outstanding shares entitled to vote thereon on April __, 2002.

         (I) Duration of the Plan. Unless previously terminated by the Board, the Plan shall terminate at the close of business on April __, 2012, and no Award shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

         (J) Use of Certain Terms. The terms "parent" and "subsidiary" shall have the meanings ascribed to them in Section 424 of the Code and unless the context otherwise requires, the other terms defined in Section 421, 422, and 424, inclusive, of the Code and regulations and revenue rulings applicable thereto, shall have the meanings attributed to them therein.

                         SCHEDULE "C"

                         KYOMEDIX Corp.

                        EMPLOYEE OPTIONS


This Schedule "B" describes all stock options issued to employees of KYOMEDIX Corp.:


NAME                     Year 1         Year 2         Year 3


1. Gerry Hruby           50,000         65,000         95,000

2. Dieter Doederlein     50,000         65,000         95,000

3. Peter Stevens        100,000        100,000        100,000

5. Brian DeChamplain     50,000         50,000         50,000

6. Christian Secker      25,000         30,000         40,000

7. Ed Newell             20,000         20,000         20,000

8. Irena Walker          20,000         20,000         20,000

                         SCHEDULE "D"

                         KYOMEDIX INC.

                      FINANCIAL STATEMENTS

Mintz & Partners LLP
Chartered Accountants


                INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Kyomedix Corporation

We have audited the accompanying balance sheet of Kyomedix Corporation as of November 27, 2001. This financial statement is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan ad perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Kyomedix Corporation as of November 27, 2001 in conformity with accounting principles generally accepted in the United States.

Mintz & Partners LLP
Chartered Accountants

Toronto, Ontario
December 4, 2001

                            KYOMEDIX CORPORATION
                                BALANCE SHEET


As at November 27, 2001
                                  ASSETS
Sundry receivable                                               $      1

                             SHAREHOLDERS' EQUITY

Common stock, par value $0.0001 per share

     Authorized, 20,000,000 shares
     Issued, 100 shares                                         $      1


                           See Accompanying Note

                             KYOMEDIX CORPORATION
                          NOTE TO FINANCIAL STATEMENT
                       AS AT NOVEMBER 27, 2001

1.   NATURE OF ORGANIZATION

     The company was incorporated in the state of Delaware, U.S.A., on November 27, 2001, for the purpose of eventually developing and marketing medical devices. It plans to merge with a public company as soon as it is feasible. All amounts are stated in U.S. dollars.

                         SCHEDULE "E"


                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]

                       FINANCIAL STATEMENTS

                          JUNE 30, 2001

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]




                              CONTENTS

                                                               PAGE

           Independent Auditors' Report                                1


           Balance Sheet, June 30, 2001                                2


           Statements of Operations, for the years ended               3
             June 30, 2001 and 2000 and from inception on July 31, 1984 through June 30, 2001

           Statement of Stockholders' (Deficit), from
             inception on July 31, 1984 through June 30, 2001      4 - 5


           Statements of Cash Flows, for the years ended               6
             June 30, 2001 and 2000 and from inception on July 31, 1984 through June 30, 2001

           Notes to Financial Statements                          7 - 10

                   INDEPENDENT AUDITORS' REPORT



Board of Directors
FIRST DELTAVISION, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of First Deltavision, Inc. [a development stage company] at June 30, 2001, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended June 30, 2001 and 2000 and for the period from inception on July 31, 1984 through June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of First Deltavision, Inc. for the period from inception on July 31, 1984 to June 30, 1999 were audited by other auditors whose report dated September 28, 1999 expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company's ability to continue as a going concern. The financial statements for the period from inception (July 31, 1984) to June 30, 1999 reflect a net loss of $129,168 of the total inception to date net loss of $159,456. Our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of such other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors for the cumulative information for the period from inception on July 31, 1984 to June 30, 1999, the financial statements audited by us present fairly, in all material respects, the financial position of First Deltavision, Inc. [a development stage company] as of June 30, 2001 and the results of its operations and its cash flows for the years ended June 30, 2001 and 2000 and for the period from inception on July 31, 1984 through June 30, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the company has no on-going operations, has incurred substantial losses since its inception, has current liabilities in excess of assets and has no working capital. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/S/Pritchett, Siler & Hardy
PRITCHETT, SILER & HARDY, P.C.
August 1, 2001
Salt Lake City, Utah

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]

                          BALANCE SHEET

                              ASSETS


                                                             June 30,
                                                               2001
                                                           ___________
CURRENT ASSETS                                             $     -
                                                           ___________
        Total Current Assets                                     -
                                                           ___________
                                                           $     -
                                                           ___________

             LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                         $       500
  Accounts payable   related party                              32,678
  Due to officers                                               23,667
                                                           ___________
        Total Current Liabilities                               56,845
                                                           ___________

STOCKHOLDERS' (DEFICIT):
  Common stock, $.001 par value, 50,000,000
   shares authorized, 335,500 shares issued
   and outstanding                                                 335
  Capital in excess of par value                               102,276
  Deficit accumulated during the development stage            (159,456)
                                                           ___________
        Total Stockholders' (Deficit)                          (56,845)
                                                           ___________
                                                           $         -
                                                           ___________

The accompanying notes are an integral part of this financial statement.

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]


                     STATEMENTS OF OPERATIONS

                                                             From Inception
                                      For the Years Ended   on July 31,
                                          June 30,          1984 Through
                                       __________________     June 30,
                                       2001       2000         2001
                                       ___________________________________
REVENUE:
  Sales                                $        - $       -       $      -
                                        _________ _________       ________

        Total Revenue                           -         -              -
                                        _________ _________       ________

EXPENSES:
  General and administrative               17,244    13,044        159,456
                                        _________ _________       ________

        Total Expenses                    (17,244)  (13,044)      (159,456)
                                        _________ _________       ________

LOSS FROM OPERATIONS
  BEFORE INCOME TAXES                     (17,244)  (13,044)      (159,456)

CURRENT INCOME TAXES                            -         -              -

DEFERRED INCOME TAX                             -         -              -
                                        _________ _________       ________

NET LOSS                                $ (17,244)  (13,044)     $(159,456)
                                        _________ _________      _________
LOSS PER SHARE                          $    (.05)$    (.06)     $   (1.55)
                                        _________ _________      _________

The accompanying notes are an integral part of these financial statements.

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]

              STATEMENT OF STOCKHOLDERS' (DEFICIT)

      FROM INCEPTION ON JULY 31, 1984 THROUGH JUNE 30, 2001

                                                            Deficit
                                                           Accumulated
                   Common Stock       Capital in           During the
             ______________________   Excess of  Retained  Development
                 Shares   Amount         Par      Deficit     Stage
             __________ ___________  ___________ ________  __________
BALANCE,
 July 31,
 1984                 - $         -  $         -        -  $        -

Shares issued
 to incorporators
 for cash        22,863          23       57,553        -           -

Net loss for
 the year
 ended
 June 30,
 1985                 -           -            -        -     (39,661)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1985            22,863          23       57,553        -     (39,661)

Capital
 contributed
 by shareholder       -           -        2,536        -           -

Net loss for
 year ended
 June 30, 1986        -           -            -        -     (20,451)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1986            22,863          23       60,089        -     (60,112)

Net loss
 for the
 year ended
 June 30, 1987        -           -            -        -           -
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1987            22,863          23       60,089        -     (60,112)

Net loss
 for the
 year ended
 June 30,
 1988                 -           -            -        -           -
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1988            22,863          23       60,089        -           -

Capital
 contributed
 by shareholder       -           -        1,044        -           -

Shares issued
 for cash at
 $.0002
 per share       24,160          24        1,176        -           -

Net loss for
 the year
 ended
 June 30,
 1989                 -           -            -        -      (2,107)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1989            47,023          47       62,309        -     (62,219)

Net loss
 for the
 year ended
 June 30,
 1990                 -           -            -        -        (183)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1990            47,023          47       62,309        -     (62,402)

Net loss
 for year
 ended
 June 30,
 1991                 -           -            -        -        (183)

BALANCE,
 June 30,
 1991            47,023 $        47  $    62,309 $      -  $  (62,585)

Net loss
 for year
 ended
 June 30,
 1992                 -           -            -        -        (183)


                                   [Continued]

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]

              STATEMENT OF STOCKHOLDERS' (DEFICIT)

      FROM INCEPTION ON JULY 31, 1984 THROUGH JUNE 30, 2001

                           [Continued]
                                                            Earnings
                                                           Accumulated
                   Common Stock       Capital in           During the
             ______________________   Excess of  Retained  Development
                 Shares   Amount         Par      Deficit     Stage
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1992            47,023          47       62,309        -     (62,768)

Net loss
 for year
 ended
 June 30,
 1993                 -           -            -        -        (183)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1993            47,023          47       62,309        -     (62,951)

Net loss
 for year
 ended
 June 30,
 1994                 -           -            -        -        (119)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1994            47,023          47       62,309        -     (63,070)

Net loss
 for year
 ended
 June 30,
 1995                 -           -            -        -        (118)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1995            47,023          47       62,309        -     (63,188)

Shares issued
 for services
 rendered
 valued at
 $.25 per
 share          152,977         153       37,847        -           -

Net loss
 for the
 year ended
 June 30,
 1995                 -           -            -        -     (38,118)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1996           200,000         200      100,156        -    (101,306)
Net loss
 for the
 year ended
 June 30,
 1997                 -           -            -        -      (7,940)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1997           200,000         200      100,156        -    (109,246)

Shares issued
 for services
 valued at
 $.04 per
 share           35,500          35        1,220        -           -

Net loss for
 the year
 ended
 June 30,
 1998                 -           -            -        -     (12,857)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1998           235,500         235      101,376        -    (122,103)

Net loss
 for the
 year ended
 June 30,
 1999                 -           -            -        -      (7,065)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 1999           235,500         235      101,376        -    (129,168)

Net income
 for the
 year ended
 June 30,
 2000                 -           -            -        -     (13,044)
             __________ ___________  ___________ ________  __________
BALANCE,
 June 30,
 2000           235,500 $       235  $   101,376 $      -  $ (142,212)
             __________ ___________  ___________ ________  __________

Shares
issued for
debt relief
valued at
$.01 per
share           100,000         100          900        -

Net income
for the year
ended                 -           -            -        -     (17,244)
June 30, 2001 _________  __________   __________  _______  __________

BALANCE,
June 30, 2001   335,500  $      335   $  102,276  $     -  $ (159,456)
              _________  __________   __________  _______  __________

The accompanying notes are an integral part of this financial statement .

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]
                     STATEMENTS OF CASH FLOWS


                                                             From Inception
                                      For the Years Ended   on July 31,
                                          June 30,          1984 Through
                                       __________________     June 30,
                                       2001       2000         2001
                                       ___________________________________
Cash Flows From Operating Activities:
  Net loss                              $ (17,244) $  (13,044) $ (159,456)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Non cash expense                            -           -      39,255
    Stock issued for relief of debt         1,000           -       1,000
    Changes in assets and liabilities:
      (Decrease) in accounts payable      (24,138)      8,235         500
      Increase in accounts payable
       related party                       32,678           -      32,678
      Increase in due to officers           8,704       3,809      23,667
      Increase (decrease) in accrued
        expenses                           (1,000)      1,000           -
                                         ________    ________    ________
        Net Cash (Used) by Operating
        Activities                              -           -     (62,356)
                                         ________    ________    ________
Cash Flows From Investing Activities:
                                                -           -           -
                                         ________    ________    ________
        Net Cash (Used) by Investing
        Activities                              -           -           -
                                         ________    ________    ________
Cash Flows From Financing Activities:
  Proceeds from issuance of common stock        -           -      58,776
  Capital contributions                         -           -       3,580
                                         ________    ________    ________
        Net Cash Provided by Financing
        Activities                              -           -      62,356
                                         ________    ________    ________
Net Increase in Cash                            -           -           -

Cash at Beginning of the Year                   -           -           -
                                         ________    ________    ________
Cash at End of the Year                  $      -    $      -    $      -
                                         ________    ________    ________

Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
    Interest                             $      -    $      -    $      -
    Income taxes                         $      -    $      -    $      -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the year ended June 30, 2001:
     During August 2000, the Company issued 100,000 shares of common stock for relief of debt.

  For the year ended June 30, 2000:
     None

The accompanying notes are an integral part of these financial statements.

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Organization   First Deltavision, Inc. (the Company) was organized
under the laws of the State of Utah on July 31, 1984 under the name of Aquachlor Marketing. The Company never engaged in business activities and was suspended for failure to file annual reports and tax returns. In
December 1988, all required reports and tax returns were filed and the Company was reinstated by the State of Utah.

       On December 23, 1988, the Company merged with Aquachlor, Inc., a Nevada Corporation, incorporated on December 20, 1988. The Nevada Corporation became the surviving corporation and changed its name to Deltavision, Inc.

       On March 25, 1997, the Company received a Certificate of Revival from the State of Nevada using the name First Deltavision, Inc.

       The purpose of the Company as established by its Articles of Incorporation is to engage in any lawful activity. The Company has not engaged in any business activities that have produced significant revenues and therefore remains a development stage company as defined in SFAS No. 7.

       Development Stage   The Company is considered a development stage
company as defined in SFAS no. 7.

       Loss Per Share - The computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 6].

       Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

       Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

       Recently Enacted Accounting Standards   Statement of Financial
Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing
of Financial Assets and Extinguishments of Liabilities   a replacement of
FASB Statement No. 125", SFAS No. 141, "Business Combinations", SFAS No.
142, "Goodwill and Other Intangible Assets", and SFAS No. 143, "Accounting for Asset Retirement Obligations", were recently issued. SFAS No. 140,
141, 142, and 143 have no current applicability to the Company or their effect on the financial statements would not have been significant.

       Restatement   The financial statements have been restated for all
periods presented to reflect a 248.399 for 1 reverse stock split on April 23, 1997 and a 5 for 1 forward stock split on December 9, 1988.

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

       Reclassification - The financial statements for years prior to June 30, 2001 have been reclassified to conform with the headings and a classifications used in the June 30, 2001 financial statements.

NOTE 2   COMMON STOCK

       The Company issued 22,863 shares of stock upon incorporation for $57,576.

       During the year ended June 30, 1989 the Company issued 24,160 shares of common stock for $1,200.

       During 1996, the Company issued 152,977 shares of its previously authorized but unissued common stock in lieu of cash for consulting fees valued at $38,000 (or $.25 per share). This issuance resulted in a change in control of the Company.

       During the year ended June 30, 1998, the Company issued 35,500 shares of common stock for services rendered. Total proceeds amounted to $1,255
(or $.04 per share). The Company previously reported the issuance as 35,000 shares of common stock. The financial statements have been restated for the years ended June 30, 1999 and 1998 to reflect the issuance of an additional 500 shares of common stock related to services previously rendered.

       Compensation Agreement   In January 2000, the board of directors
approved a compensation agreement that included the issuance of a total of 100,000 shares of common stock to two shareholders, 50,000 to each, for services rendered which were valued at $1,000. The shares were issued in August 2000 for $.01 per share.

       Stock Split   On December 9, 1988 the Company effected a 5 for 1
forward stock split. On April 23, 1997 the Company effected a 248.399 for 1 reverse stock split. The financial statements for all periods presented have been restated to reflect these stock splits.

NOTE 3 - RELATED PARTY TRANSACTIONS

       Management Compensation   During the years ended June 30, 2001and 2000,
the Company did not pay any cash compensation to its officers and directors.

       Stock Compensation   During the year ended June 30, 2000, the Company
approved the issuance of 100,000 shares of common stock for legal and professional services rendered pursuant to a compensation agreement [See
Note 2]. The services rendered were valued at $1,000 ( or $.01 per share). The shares were issued in August 2000.

       Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

       Expenses Paid   The Company's president has made advances to the
Company to pay current costs. These advances total $23,667 at June 30, 2001, bear no interest and are due to the President when funds become available.

       Accounts Payable   A shareholder of the Company has provided legal
services for the Company. At June 30, 2001, the account payable to the related party is $32,678. This amount bears no interest and is due to the shareholder when funds become available. Of this amount, $24,638 was reclassified from accounts payable when the Attorney became a related party during the year ended June 30, 2001.

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS
NOTE 4 - INCOME TAXES

       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" which requires the liability approach for the effect of income taxes.

       The Company has available at June 30, 2001, unused operating loss carryforwards of approximately $96,000, which may be applied against future taxable income and which expire in various years through 2020. If certain substantial changes in the Company's ownership should occur, there could be an annual limitation on the amount of net operating loss carryforward, which can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards (approximately $33,000) at June 30, 2001 and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The change in the valuation allowance is approximately $6,000 for the year ended June 30, 2001.

NOTE 5   GOING CONCERN

       The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no on-going operations and has incurred losses since its inception. Further, the Company has current liabilities in excess of assets and has no working capital to pay its expenses. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                     FIRST DELTAVISION, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 6   LOSS PER SHARE

       The following data show the amounts used in computing income (loss) per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the years ended June 30, 2001 and 2000 and for the period from inception on July 31, 1984 through June 30, 2001:



                                                             From Inception
                                         For the Years Ended   on July 31,
                                             June 30,          1984, Through
                                        _____________________    June 30,
                                         2001        2000          2001
                                        __________ __________  ____________
       Loss from continuing operations
       available to common stockholders
       (numerator)                      $ (17,244) $ (13,044)  $  (159,456)
                                        __________ __________  ____________

       Weighted average number of
         common shares outstanding
         used in earnings per share
         during the period (denominator)   322,623    235,500       102,997
                                        __________ __________  ____________

       Dilutive earnings per share was not presented, as the Company had no common equivalent shares for all periods presented that would effect the computation of diluted earnings per share.